                                                                    EXHIBIT 99.1



For Immediate Release



                        AMEDISYS TO HOST CONFERENCE CALL
                            TO DISCUSS THIRD QUARTER
                   FINANCIAL PERFORMANCE AND OPERATING RESULTS

BATON ROUGE, Louisiana (October 23, 2002) - Amedisys, Inc. (Nasdaq: "AMED"), one of America's leading home health nursing companies, today announced that it plans to release its operating results for the quarter ended September 30, 2002 pre-market on Monday, November 11, 2002. The Company will also host a conference call with the investment community the same day at 11:00 a.m. EST.

TO PARTICIPATE IN THE CONFERENCE CALL, PLEASE DIAL 973-694-6836 A FEW MINUTES BEFORE 11:00 A.M. EST ON NOVEMBER 11, 2002. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL NOVEMBER 18, 2002, BY DIALING 973-709-2089. THE ACCESS CODE IS 265592 FOR THE REPLAY.


Amedisys, Inc., a leading provider of home health services, is headquartered in Baton Rouge, Louisiana. The Company had approximately $110 million in revenue in 2001. Its common stock trades on the Nasdaq Stock Market under the symbol "AMED".


    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             Greg Browne, Chief Financial Officer at (225) 292-2031
                                       or
            RJ Falkner & Company, Inc., Investor Relations Counsel at
                          (800) 377-9893 or via e-mail

                              at info@rjfalkner.com